Deloitte & Touche GmbH                                                 Deloitte
Wirtschaftsprufungsgesellschaft                                        & Touche


                                                        Via Courier
                                                        via FACSIMILE in advance
                                                        B-428-3214
BASF Corporation
John M. Johnson
NOL/H
3000 Continental Drive                                  June 18, 2001
                                                        Korn/su
Mount Olive, New Jersey 07828-1234
USA



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement of BASF Aktiengellschaft on Form S-8 of our report dated February 28, 2001 (March 2, 2001 as to Note 2) appearing in the Registration Statement 1-15909 on Form 20-F of BASF Aktiengesellschaft.

Mannheim,

June 18, 2001

/s/ Deloitte & Touche GmbH

Deloitte & Touche GmbH
Wirtschaftsprufungsgesellschaft